Exhibit 99.1

INTERMOLECULAR ANNOUNCES FOURTH QUARTER AND FULL YEAR 2011 RESULTS

Achieved Positive Non-GAAP Net Income in the Fourth Quarter; Increased Full Year Revenue By 26%

SAN JOSE, Calif. — February 7, 2012 — Intermolecular, Inc. (NASDAQ: IMI)—accelerating research and development (R&D) for semiconductor and clean-energy industries—today announced results for its fourth quarter and full year ended December 31, 2011.

Fourth Quarter 2011 Results

Revenue for the fourth quarter of 2011 was $15.1 million representing 7% growth over revenue of $14.2 million in the same period a year ago.

As reported under U.S. generally accepted accounting principles (GAAP), we had a net loss of $(25.6) million for the fourth quarter of 2011, or $(1.19) per basic common share, compared with a net loss of $(3.0) million, or $(0.54) per basic common share, for the fourth quarter of 2010.

Net loss for the fourth quarter of 2011 includes a $25.3 million one-time, non-recurring expense in Other Income and Expense that the Company recognized upon completion of its intellectual property (IP) asset purchase agreement with Symyx.  Intermolecular recorded a two year note payable to Symyx in the amount of $27.3 million, and as a result, the Company now owns all the patents previously held by Symyx that relate to combinatorial processing.

We report revenue, costs of revenue, gross margin, operating income (loss), net income (loss) and earnings per share in accordance with GAAP and additionally on a non-GAAP basis. A reconciliation of the difference between the non-GAAP financial measures with the most directly comparable GAAP measure, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release.

Non-GAAP net income for the fourth quarter of 2011 was $0.2 million, or $0.00 per diluted share. This compared with non-GAAP net income of $1.5 million or $0.04 per diluted share for the fourth quarter of 2010.

“We executed on our business strategy in 2011, by expanding our collaborative development programs and increasing our licensing and royalty mix to 27% of total revenue,” said David Lazovsky, President and CEO of Intermolecular.  “We achieved a number of significant milestones, including diversifying our portfolio of customers to include the semiconductor foundry market, and securing ownership of core IP protecting our HPC innovation platform.  So far in 2012, we are off to a solid start, including the recent multi-year extension and expansion of our collaborative development and technology licensing agreement with Guardian Industries.”

Full Year 2011 Results

For the year ended December 31, 2011, revenue was $53.8 million, representing 26% growth over revenue of $42.7 million in 2010. Net loss for 2011 was $(38.7) million, or $(3.99) per basic common share on approximately 9.7 million basic, weighted average common shares outstanding for 2011, compared with a net loss of $(15.9) million, or $(2.86) per basic common share on approximately 5.6 million basic, weighted average common shares outstanding, for 2010.

Non-GAAP net loss for the year ended December 31, 2011 was $(0.8) million or approximately $(0.09) per basic, weighted average common share outstanding. This compared with non-GAAP net loss of $(0.4) million or $(0.06) per basic, weighted average common share outstanding for the year ended December 31, 2010.

We ended 2011 with total backlog of $85.6 million, of which $47.2 million is expected to be recognized as revenue in 2012.  This backlog amount does not include any incremental bookings since December 31, 2011.

Outlook for First Quarter 2012

The following statements are based on our current expectations for the first quarter of 2012. These statements are forward-looking and actual results may differ materially depending on factors set forth under “Forward Looking Statements” below.

•                  Revenue is expected to be in a range of $14.8-$15.3 million for the first quarter of 2012.  This revenue projection includes $13.9 million from our December 31, 2011 reported backlog.

•                  Non-GAAP results, excluding stock-based compensation expense, are expected to be between a net loss of $(0.5) million to breakeven, or between $(0.01) — $0.00 per basic common share, on approximately 42.3 million basic, weighted average common shares outstanding.

Conference Call Today

Intermolecular will hold a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time today with David Lazovsky, Founder, President and Chief Executive Officer, and Peter Eidelman, Chief Financial Officer, to discuss fourth quarter and full year 2011 results.

The call can be accessed by dialing (877) 251-1860; international callers should dial (224) 357-2386.  Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Intermolecular’s Website at http://ir.intermolecular.com for up to 30 days after the call.

About Intermolecular, Inc.

Intermolecular® has pioneered a proprietary approach to accelerate research and development, innovation, and time-to-market for the semiconductor and clean-energy industries. The approach consists of our proprietary High Productivity Combinatorial (HPCTM) platform, coupled with its multi-disciplinary team. Through paid collaborative development programs (CDPs) with its customers, Intermolecular develops proprietary technology and intellectual property for its customers focused on advanced materials, processes, integration and device architectures. Founded in 2004, Intermolecular is based in San Jose, California. “Intermolecular” and the Intermolecular logo are registered trademarks; and “HPC” and “Tempus” are trademarks of Intermolecular, Inc.; all rights reserved. Learn more at www.intermolecular.com.

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Forward-Looking Statements

Statements in the press release that are not historical facts are “forward-looking statements” within the meaning the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements relating to expectations of future revenue, gross margin, net loss, and stock-based compensation expense, as well as expectations regarding recognition in our 2012 revenue of our current backlog. These forward-looking statements and all other statements that may be made in this press release that are not historical facts, are subject to a number of risks and uncertainties that may cause actual results to differ materially. These forward-looking statements reflect only Intermolecular’s views as of today’s date, and although these forward-looking statements are based upon information available as of the date hereof and reflect management’s good faith beliefs, they inherently involve known and unknown risks, uncertainties, and other factors that may cause actual events, results, performance or achievements to differ materially from anticipated.  Important factors that could cause actual results to differ materially from expectations are disclosed in Intermolecular’s filings with the Securities and Exchange Commission, including its prospectus filed on November 17, 2011, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” filed with the SEC and available at www.sec.gov.  You should read Intermolecular’s SEC filings and the documents that are filed with the SEC as exhibits to those filings, with the understanding that Intermolecular’s actual future results, levels of activity, performance and achievements may be materially different from what we expect.

Intermolecular, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Revenue:
Collaborative development program and services revenue	$10,564	$9,713	$36,733	$27,705
Product revenue	679	2,024	2,717	6,959
Licensing and royalty revenue	3,889	2,427	14,380	8,010
Total revenue	15,132	14,164	53,830	42,674
Cost of revenue	7,470	6,938	25,469	20,926
Gross profit	7,662	7,226	28,361	21,748

Operating expenses:
Research and development	4,659	3,700	19,260	13,917
Sales and marketing	1,056	1,018	4,285	4,074
General and administrative	2,378	1,511	8,534	5,761
Total operating expenses	8,093	6,229	32,079	23,752

Operating (loss) income	(431)	997	(3,718)	(2,004)
Interest (expense) income, net	(103)	6	(87)	43
Other (expense) income, net	(24,993)	131	(26,167)	202
(Loss) income before provision for income taxes	(25,527)	1,134	(29,972)	(1,759)
Provision for income taxes	24	11	43	19
Net (loss) income	(25,551)	1,123	(30,015)	(1,778)
Accretion on redeemable convertible preferred stock	—	(4,118)	(8,660)	(14,162)
Net loss attributable to common stockholders	$(25,551)	$(2,995)	$(38,675)	$(15,940)

Basic and diluted net loss per common share	$(1.19)	$(0.54)	$(3.99)	$(2.86)

Shares used in basic and diluted net loss per common share	21,519	5,583	9,699	5,567

Intermolecular, Inc.

Condensed Consolidated Balance Sheets

(In thousands, Unaudited)

	As of December 31,	As of December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$81,002	$23,064
Accounts receivable, net	11,162	4,132
Prepaid expenses and other current assets	1,763	1,868
Total current assets	93,927	29,064

Inventory	2,532	2,189
Property and equipment, net	25,128	21,728
Intangible assets, net	6,067	2,238
Restricted cash	—	173
Other assets	160	179
Total assets	$127,814	$55,571

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,079	$2,806
Accrued compensation and employee benefits	2,452	2,243
Deferred revenue, current portion	11,168	15,460
Accrued liabilities	3,759	3,730
Note payable, current portion	804	—
Total current liabilities	19,262	24,239

Note payable, net of current portion	26,514	—
Deferred revenue, net of current portion	716	4,686
Other long-term liabilities	1,149	943
Total liabilities	47,641	29,868

Redeemable convertible preferred stock	—	90,059

Stockholders’ equity:
Common stock	42	6
Additional paid-in capital	180,680	—
Accumulated deficit	(100,549)	(64,362)
Total stockholders’ equity	80,173	(64,356)
Total liabilities and stockholders’ equity	$127,814	$55,571

Intermolecular, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, Unaudited)

	Years Ended December 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(30,015)	$(1,778)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,079	4,971
Stock-based compensation	2,442	1,364
Revaluation of preferred stock warrant liability	554	56
Revaluation of derivative liability	24,476	—
Common stock warrant charge (contra revenue)	312	—
Loss on disposal of property and equipment	65	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(2,677)	1,523
Inventory	(343)	(810)
Accounts receivable	(7,030)	(2,943)
Accounts payable	(203)	1,000
Accrued and other liabilities	5,446	2,274
Deferred revenue	(8,262)	(4,482)
Net cash provided by (used in) operating activities	(8,156)	1,175
Cash flows from investing activities:
Purchase of short-term investments	(750)	—
Redemption of short-term investments	750	11,764
Purchase of property and equipment	(12,806)	(10,517)
Purchased and capitalized intangible assets	(835)	(323)
Decrease in restricted cash	173	—
Net cash (used in) provided by investing activities	(13,468)	924
Cash flows from financing activities:
Payment of selling stockholder offering costs	(1,389)	—
Proceeds from exercise of common stock options	476	109
Proceeds from exercise of common stock warrants	6,376	—
Proceeds from initial public offering, net of expenses	49,217	—
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	24,882	—
Net cash provided by (used in) financing activities	79,562	109
Net increase (decrease) in cash and cash equivalents	57,938	2,208
Cash and cash equivalents at beginning of period	23,064	20,856
Cash and cash equivalents at end of period	$81,002	$23,064

Non-GAAP Financial Measures

To supplement the financial data presented on a GAAP basis, we also disclose certain non-GAAP financial measures, which exclude the effect of stock-based compensation, and certain non-recurring items related to our purchase of assets from Symyx. These non-GAAP financial measures are not in accordance with GAAP, and do not serve as an alternative to GAAP. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.  We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations because the non-GAAP measures exclude charges that management considers to be outside of Intermolecular’s core operating results. We believe that the non-GAAP measures of revenue, costs of revenue, gross margin, operating income (loss), net income (loss) and earnings per share, viewed in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of our ongoing operating performance. In addition, management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. Our non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

Intermolecular, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts, Unaudited)

	Three Months Ended December 31, 2011
	GAAP Results	Stock-based Compensation and Warrant Related Charges (Benefits)	Symyx Related Offering and Derivative Expenses	Non-GAAP Results

Revenue:
Collaborative development program and services revenue	$10,564	$—	$—	$10,564
Product revenue	679	—	—	679
Licensing and royalty revenue	3,889	—	—	3,889
Total revenue	15,132	—	—	15,132
Cost of revenue (a)	7,470	(204)	—	7,266
Gross profit	7,662	204	—	7,866

Operating expenses:
Research and development (a)	4,659	(135)	—	4,524
Sales and marketing (a)	1,056	(143)	—	913
General and administrative (a)	2,378	(157)	—	2,221
Total operating expenses	8,093	(435)	—	7,658

Operating (loss) income	(431)	639	—	208
Interest (expense) income, net	(103)	—	—	(103)
Other (expense) income, net (b), (c)	(24,993)	(140)	25,256	123
Loss before provision for income taxes	(25,527)	499	25,256	228
Provision for income taxes	24	—	—	24
Net (loss) income	$(25,551)	$499	$25,256	$204

Basic net (loss) income per common share	$(1.19)			$0.01
Diluted net (loss) income per common share	$(1.19)			$0.00

Shares used in basic net (loss) income per common share	21,519			21,519
Shares used in diluted net (loss) income per common share	21,519			44,074

(a)          Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(b)         Change in fair value of our preferred stock warrants prior to their exercise in connection with our initial public offering.

(c)          In connection with entering into the Asset Purchase Agreement with Symyx, the Company guaranteed a $67 million return to Symyx and reimbursement of 50% of the underwriting discounts and commissions payable in connection with the initial public offering.

Intermolecular, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts, Unaudited)

	Year Ended December 31, 2011
	GAAP Results	Stock-based Compensation, Warrant Related Charges and Preferred Stock Accretion	Symyx Related Offering and Derivative Expenses	Non-GAAP Results

Revenue:
Collaborative development program and services revenue (a)	$36,733	$312	$—	$37,045
Product revenue	2,717	—	—	2,717
Licensing and royalty revenue	14,380	—	—	14,380
Total revenue	53,830	312	—	54,142
Cost of revenue (b)	25,469	(622)	—	24,847
Gross profit	28,361	934	—	29,295

Operating expenses:
Research and development (b)	19,260	(462)	—	18,798
Sales and marketing (b)	4,285	(770)	—	3,515
General and administrative (b)	8,534	(588)	—	7,946
Total operating expenses	32,079	(1,820)	—	30,259

Operating (loss) income	(3,718)	2,754	—	(964)
Interest (expense) income, net	(87)	—	—	(87)
Other (expense) income, net (c), (d)	(26,167)	554	25,865	252
Loss before provision for income taxes	(29,972)	3,308	25,865	(799)
Provision for income taxes	43	—	—	43
Net loss	(30,015)	3,308	25,865	(842)
Accretion on redeemable convertible preferred stock	(8,660)	8,660	—	—
Net loss attributable to common stockholders	$(38,675)	$11,968	$25,865	$(842)
Basic and diluted net loss per common share	$(3.99)			$(0.09)

Shares used in basic and diluted net loss per common share	9,699			9,699

(a)              Reduction in revenue as a result of common stock warrants issued in connection with a customer agreement.

(b)             Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)              Change in fair value of our preferred stock warrants prior to their exercise in connection with our initial public offering.

(d)             In connection with entering into the Asset Purchase Agreement with Symyx the, Company guaranteed a $67 million return to Symyx and reimbursement of 50% of the underwriting discounts and commissions payable in connection with the initial public offering.

Intermolecular, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

GAAP revenue	$15,132	$14,164	$53,830	$42,674
Common stock warrant charge (contra revenue) (a)	—	—	312	—
Non-GAAP revenue	$15,132	$14,164	$54,142	$42,674

GAAP cost of net revenue	$7,470	$6,938	$25,469	$20,926
Stock-based compensation expense (b)	(204)	(97)	(622)	(285)
Non-GAAP cost of net revenue	$7,266	$6,841	$24,847	$20,641

GAAP gross profit	$7,662	$7,226	$28,361	$21,748
Common stock warrant charge (contra revenue) (a)	—	—	312	—
Stock-based compensation expense (b)	204	97	622	285
Non-GAAP gross profit	$7,866	$7,323	$29,295	$22,033

As a percentage of net revenue:
GAAP gross margin	50.6%	51.0%	52.7%	51.0%
Non-GAAP gross margin	52.0%	51.7%	54.1%	51.6%

GAAP operating (loss) income	$(431)	$997	$(3,718)	$(2,004)
Common stock warrant charge (contra revenue) (a)	—	—	312	—
Stock-based compensation expense (b):
- Cost of net revenue	204	97	622	285
- Research and development	135	33	462	204
- Sales and marketing	143	86	770	422
- General and administrative	157	120	588	453
Non-GAAP operating income (loss)	$208	$1,333	$(964)	$(640)

GAAP net loss attributable to common stockholders	$(25,551)	$(2,995)	$(38,675)	$(15,940)
Stock-based compensation expense (b)	639	336	2,442	1,364
Symyx related transaction charges (d)	25,256	—	25,865	—
Preferred stock warrant charges (c)	(140)	56	554	56
Common stock warrant charge (contra revenue) (a)	—	—	312	—
Accretion on redeemable convertible preferred stock	—	4,118	8,660	14,162
Non-GAAP net income (loss) attributable to common stockholders	$204	$1,515	$(842)	$(358)

Shares used in computing Non-GAAP basic earnings per share	21,519	5,583	9,699	5,567

Shares used in computing Non-GAAP diluted earnings per share	44,074	34,201	9,699	5,567

Non-GAAP earnings per share:
Basic net income (loss) per common share	$0.01	$0.27	$(0.09)	$(0.06)

Diluted net income (loss) per common share	$0.00	$0.04	$(0.09)	$(0.06)

(a)          Reduction in revenue as a result of common stock warrants issued in connection with a customer agreement.

(b)         Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)          Change in fair value of our preferred stock warrants prior to their exercise in connection with our initial public offering.

(d)         In connection with entering into the Asset Purchase Agreement with Symyx the, Company guaranteed a $67 million return to Symyx and reimbursement of 50% of the underwriting discounts and commissions payable in connection with the initial public offering.

Press Contact

Ed Korczynski, Intermolecular

Marketing Communications Director

edk@intermolecular.com

+1.408.582.5629

Investor Relations Contact

Gary Hsueh, Intermolecular

Sr. Director of Corporate Development and Investor Relations

gary.hsueh@intermolecular.com

+1.408.582.5635

Source: Intermolecular